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                                  EXHIBIT 11.1

                               STM WIRELESS, INC.

COMPUTATION OF PRIMARY AND FULLY DILUTED (LOSS) INCOME PER SHARE OF COMMON STOCK

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

                                                             1996              1995           1994
                                                             ----              ----           ----
Primary (loss) income per share of common stock:

Weighted average shares of common stock
       outstanding during period                           5,849,160        5,720,299       5,271,940
Incremental shares assumed to be outstanding (1)                  --          326,438         255,537
                                                          ----------        ---------       ---------

Weighted average shares of common and common
 stock equivalents outstanding                             5,849,160        6,046,737       5,527,477
                                                          ----------        ---------       ---------

Net (loss) income                                             (4,816)           1,722           1,562
                                                          ----------        ---------       ---------

(Loss) income per  share of common
       and common stock equivalents                       $    (0.82)       $    0.28       $    0.28
                                                          ----------        ---------       ---------

Fully diluted (loss) income per share:

Weighted average shares of common stock outstanding
       during  period                                      5,849,160        5,720,299       5,271,940
Incremental shares assumed to be outstanding (1)                  --          326,438         255,537
                                                          ----------        ---------       ---------

Weighted average shares of common and common
       stock equivalents outstanding                       5,849,160        6,046,737       5,527,477
                                                          ----------        ---------       ---------

Net (loss) income                                             (4,816)           1,722           1,562
                                                          ----------        ---------       ---------

(Loss) income per share of common and common
       stock equivalents                                  $    (0.82)       $    0.28       $    0.28
                                                          ----------        ---------       ---------


(1) Incremental shares are anti-dilutive in 1996 and are therefore excluded from the determination of weighted average common and common stock equivalents outstanding.


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